Exhibit 99.2

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

Announces Closing of $230 Million Initial Public Offering

Ft. Lauderdale, FL., August 28, 2025 – CSLM Digital Asset Acquisition Corp III, Ltd (the “Company”) (Nasdaq: KOYNU), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the closing of its initial public offering of 23,000,000 units, which includes 3,000,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at an offering price of $10.00 per unit, resulting in gross proceeds of $230,000,000.

The Company’s units began trading on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “KOYNU” on August 27, 2025. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “KOYN” and “KOYNW,” respectively.

CSLM Digital Asset Acquisition Corp III is led by Chairman and Chief Financial Officer Vik Mittal and Chief Executive Officer Charles T. Cassel III. The SPAC is further supported by a distinguished board of directors that shares CSLM’s vision, including Jonathan M. Binder, Brian Rudick, Danel Calvillo Armendariz, Dr. Jim Kyung-Soo Liew, Christopher Bradley, and Mathew August.

The SPAC plans to target businesses that are not only well-positioned for long-term, sustainable growth in the digital asset space, but also strategically positioned to capitalize on the global adoption of blockchain and distributed ledger technologies. The core focus will be on companies operating in “new economy sectors” within Frontier Growth Markets that are building critical infrastructure such as wallets, custody solutions, exchanges, data protocols, and tokenized financial instruments, as well as real-world applications in payments, DeFi, and cross-border finance. Through this strategy, leveraging the management team’s decades-long track record in emerging markets and their affiliation with Consilium Investment Management and Meteora Capital, the SPAC aims to generate long-term value while advancing the global digital asset ecosystem and infrastructure development in high-growth markets.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC acted as sole book-running manager for the offering.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2025. The offering was made only by means of a prospectus, copies of which may be obtained from: Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, or by email at capitalmarkets@cohencm.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CSLM Digital Asset Acquisition Corp III, Ltd

CSLM Digital Asset Acquisition Corp III, Ltd is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on companies operating in the “new economy sectors,” which we broadly define as those in technology, financial services, or media and that are located in Frontier Growth Markets.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact:

Vik Mittal

CSLM3@meteoracapital.com